Exhibit 99.2

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Financial Statements

December 31, 2020

Contents	Page

Unaudited Pro Forma Condensed Combined Balance Sheet	3

Unaudited Pro Forma Condensed Combined Statement of Operations	4

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	6 to 9

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(Stated in US Dollars)

	PLAG	JLCY	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$3,415,751	$95,237	$-	$3,510,988
Notes receivable	-	14,542	-	14,542
Accounts receivable and notes receivable	1,369,113	854,332	-	2,223,445
Inventory	2,251,628	581,569	-	2,833,197
Advances and prepayments to suppliers	5,865,726	388,349	-	6,254,074
Other receivables and other current assets	1,084,792	123,969	-	1,208,761
Due from related parties	751	212,594	-	213,345
Total current assets	$13,987,760	$2,270,593	$-	$16,258,353

Non-current assets
Property, plant and equipment, net	4,596,637	8,990,375	-	13,587,012
Construction in progress, net	-	2,118,845	-	2,118,845
Intangible assets, net	1,513,304	2,149,910	-	3,663,214
Goodwill	4,679,940	-	3,191,897	7,871,837
Deferred tax asset	-	415,154	-	415,154
Total non-current assets	10,789,881	13,674,284	3,191,897	27,656,062

Total Assets	$24,777,641	$15,944,877	$3,191,897	$43,914,415

Liabilities and Stockholders’ Equity
Current liabilities
Short term bank loans	$47,045	$3,826,934	$-	$3,873,979
Accounts payable	1,302,850	575,495	-	1,878,345
Taxes payable	263,319	1,073	-	264,392
Accrued liabilities and other payables	224,105	291,655	-	515,760
Due to related parties	19,850	765,387	-	785,237
Other payable	1,841,698	2,722,428	-	4,564,126
Deferred tax liabilities	-	73,477	-	73,477
Total current liabilities	3,698,868	8,256,449	-	11,955,316

Long term debt	-	1,162,355	-	1,162,355

Total Liabilities	$3,698,868	$9,418,804	$-	$13,117,671

Stockholders’ Equity
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2020	$-	$-	$-	$-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 15,109,930 shares issued as of December 31, 2020	11,810	-	3,300	15,110
Registered capital	-	9,280,493	(9,280,493)	-
Additional paid in capital	101,763,272	-	10,837,572	112,600,844
Accumulated deficit	(90,406,098)	(2,129,776)	-	(92,535,874)
Accumulated other comprehensive income	9,709,790	(624,645)	-	9,085,145
Non-controlling interests	-	-	1,631,518	1,631,518
Total Stockholders’ Equity	21,078,774	6,526,073	3,191,897	30,796,743
Total Liabilities & Stockholders’ Equity	$24,777,641	$15,944,877	$3,191,897	$43,914,415

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

(Stated in US Dollars)

	PLAG	JLCY	Adjustments	Combined

Net revenues	$4,072,398	$5,535,541	$-	$9,607,939
Cost of revenues	2,397,250	5,607,000	-	8,004,250
Gross profit (loss)	1,675,148	(71,459)	-	1,603,689

Operating expenses:
Selling and marketing expenses	160,109	622,856	-	782,965
General and administrative expenses	3,779,288	843,321	-	4,622,608
Total operating expenses	3,939,397	1,466,177	-	5,405,574

Operating loss	(2,264,249)	(1,537,636)	-	(3,801,885)

Other income (expenses):
Interest income (expense),net	(19,731)	(73,470)	-	(93,201)
Other income (expense), net	27,318	350,154	-	377,472
Total other income	7,587	276,684	-	284,271

Loss before taxes from continuing operations	(2,256,662)	(1,260,951)	-	(3,517,614)

Provision for income tax	-	(315,238)	-	(315,238)

Loss from continuing operations	$(2,256,662)	(945,714)	$-	$(3,202,376)

Income attributed to:
Non-controlling interests	-	-	(236,428)	(236,428)
Common shareholders	(2,256,662)	(945,714)	236,428	(2,965,948)
Loss per share from continuing operations
- Basic and diluted	-	-	-	(0.21)

Basic and diluted weighted average shares outstanding	-	-	-	15,109,930

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2019

(Stated in US Dollars)

	PLAG	JLCY	Adjustments	Combined

Net revenues	$4,113,077	$11,454,459	$-	$15,567,536
Cost of revenues	2,979,728	10,581,283	-	13,561,011
Gross profit (loss)	1,133,349	873,176	-	2,006,525

Operating expenses:
Selling and marketing expenses	40,293	765,908	-	806,201
General and administrative expenses	1,918,455	650,562	-	2,569,017
Total operating expenses	1,958,748	1,416,470	-	3,375,218

Operating loss	(825,399)	(543,294)	-	(1,368,693)

Other income (expenses):
Interest income (expense),net	23,337	(40,095)	-	(16,758)
Other income (expense), net	(9,556)	271,913	-	262,357
Write off receivables from disposal of former subsidiaries	(5,025,034)			(5,025,034)
Total other income and (expenses)	(5,011,253)	231,818	-	(4,779,435)

Loss before taxes from continuing operations	(5,836,652)	(311,476)	-	(6,148,128)

Provision for income tax	-	(77,869)	-	(77,869)

Loss from continuing operations	$(5,836,652)	(233,607)	$-	$(6,070,259)

Income attributed to:
Non-controlling interest	-	-	(58,402)	(58,402)
Common shareholders	(5,836,652)	(233,607)	58,402	(6,011,857)
Loss per share from continuing operations
- Basic and diluted	-	-	-	(0.77)

Basic and diluted weighted average shares outstanding	-	-	-	7,877,765

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Planet Green Holdings Corp.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Planet Green Holding Corp., a Nevada corporation (the “Company” or “PLAG”), conducts its primary business activities through its subsidiaries located in the People’s Republic of China, including its newly acquired operating subsidiary, Jilin Chuangyuan Chemical Co., Ltd (“JLCY”), JLCY was incorporated under the laws of the People’s Republic of China (“China” or “PRC”) on January 8, 2013. JLCY engaged in producing industrial formaldehyde solution, urea-formaldehyde pre-condensate (UFC), methylal, and urea-formaldehyde glue environment-friendly artificial board chemicals in PRC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

This pro forma condensed combined financial statements, including the accompanying notes and related disclosures, has been prepared on an as-if basis, assuming that the reverse takeover transaction between the Company and JLCY has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The JLCY acquisition is accounted for under the acquisition method of accounting. Actual results incorporated results may have differed from those presented herein.

The adjustments described in the following footnotes are intended to reflect the impact of the JLCY acquisition on PLAG on a pro forma basis. These include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by PLAG management as of the acquisition date of March 9, 2021. The unaudited pro forma condensed combined operations statements for the 12 months ended December 31, 2020 and 2019, giving effect to the JLCY acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives effect to the JLCY acquisition as if it had occurred on December 31, 2020. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

According to the Securities and Exchange Commission’s rules and regulations, these unaudited pro forma condensed combined financial statements included herein have been prepared. Certain information and certain footnote disclosures typically included in financial statements prepared under the U.S. generally accepted accounting principles have been condensed or omitted under such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma condensed combined financial statements

This pro forma condensed combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	British Virgin Islands	100	$10,000
Lucky Sky Planet Green Holdings Co., Limited (H.K.)	Hong Kong	100	1
Jiayi Technologies (Xianning) Co., Ltd.	PRC	100	2,000,000
Fast Approach Inc.	Canada	100	79
Shanghai Shuning Advertising Co., Ltd. (a subsidiary of FAST)	PRC	100	-
Jilin Chuangyuan Chemical Co., Ltd	PRC	VIE	9,280,493
Xianning Bozhuang Tea Products Co., Ltd.	PRC	VIE	6,277,922

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation, a limited company incorporated in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company incorporated in Hong Kong on February 21, 2012, and Shanghai Xunyang Internet Tech Co., Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC, on August 29, 2012 (“Shanghai Xunyang”).

On August 12, 2019, through Lucky Sky Holdings Corporations (H.K.) Limited, formerly known as JianShi Technology Holding Limited, Company established Lucky Sky Petrochemical Technology (Xianning) Co., Ltd., a wholly foreign-owned enterprise incorporated in Xianning City, Hubei Province, China.

On December 20, 2019, The Lucky Sky Holdings Corporations (H.K.) Limited sold 100% of equity interest in Shanghai Xunyang.

On May 29, 2020, the Planet Green Holdings Corporation(BVI) incorporated Lucky Sky Planet Green Holdings Co., Limited, a limited company incorporated in Hong Kong.

On June 5, 2020, the Planet Green Holdings Corporation(BVI) acquired all of the outstanding equity interests of Fast Approach Inc. It was incorporated under Canada’s laws and the business of operation of a demand-side platform targeting the Chinese education market in North America.

On June 16, 2020, Lucky Sky Holdings Corporations (H.K.) transferred its 100% equity interest in Lucky Sky Petrochemical to Lucky Sky Planet Green Holdings Co., Limited (H.K.).

On August 10, 2020, Planet Green Holdings Corporation(BVI) transferred its 100% equity interest in Lucky Sky Holdings Corporations (H.K.) Limited to Rui Tang.

On December 9, 2020, Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. changed its name to Jiayi Technologies (Xianning) Co., Ltd.

Consolidation of Variable Interest Entity

Variable Interest Entities (“VIEs”) lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the VIE’s risks and rewards. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On May 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”), a company incorporated in China engaging in the sale of tea products, and its shareholders (“Bozhuang Shareholders”). Under the Purchase Agreement, the Company issued an aggregate of 1,080,000 shares of its common stock to the Bozhuang Shareholders in exchange for Bozhuang Shareholders’ agreement to enter into. Their agreement to cause Xianning Bozhuang to enter into certain VIE Agreements with Shanghai Xunyang, through which Shanghai Xunyang shall have the right to control, manage and operate Xianning Bozhuang in return for a service fee approximately equal to 100% of Xianning Bozhuang’s net income (“Bozhuang Acquisition”). On May 14, 2019, Shanghai Xunyang entered into a series of VIE Agreements with Xianning Bozhuang and Bozhuang Shareholders. The VIE Agreements are designed to provide Shanghai Xunyang with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of Xianning Bozhuang, including absolute rights to control the management, operations, assets, property, and revenue of Xianning Bozhuang. The Bozhuang Acquisition closed on May 14, 2019. Starting on May 14, 2019, the Company’s business activities added the production line of green tea and black tea and sales of tea products, of which business activities are carried out in Xianning City, Hubei Province, China. The Company consolidated Xianning Bozhuang’s accounts as its VIE.

On March 9, 2021, Planet Green Holdings Corp. (the “Company”) and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jilin Chuangyuan Chemical Co., Ltd. (“Target”). Each of shareholders of the Target (collectively, the “Sellers”), under which, among other things and subject to the terms and conditions contained therein, the subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 75% of the outstanding equity interests of the Target (the “Acquisition”). The target is researching, developing, manufacturing formaldehyde, urea-formaldehyde adhesive, methylal, and clean fuel products and selling such products in China. On March 9, 2021, the Company closed the acquisition.

Under the Share Exchange Agreement, in exchange for the acquisition of 75% of the outstanding equity interests of Target, the Company issued an aggregate of 3,300,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Sellers. At the closing of the acquisition, the Company entered into a lock-up agreement with the Sellers concerning the Exchange Shares, according to which the Sellers agreed, subject to certain exceptions, not to transfer the Exchange Shares, or publicly disclose the intention to do so, from the closing of the acquisition until the first anniversary of the closing (the “Lock-Up Agreement”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements’ date. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar under ASC 830, “Foreign Currency Matters.”

The reporting currency for the Company and its subsidiaries is the U.S. dollar. Fast Approach Inc. uses Canadian (CDN$) as its functional currency, its subsidiary, Shanghai Shuning Advertising Co., Ltd., Jilin Chuangyuan Chemical Co., Ltd. and Xianning Bozhuang Tea Products Co., Ltd. uses the Chinese Renminbi (RMB) as its functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period,

●	Nonmonetary assets and liabilities at historical rates, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from these re-measurements were not significant and have been included in the Company’s operations results.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

●	Equities at the historical rate, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	12/31/2020	12/31/2019
Period-end US$: CDN$ exchange rate	1.2754	1.2988
Period-end US$: RMB exchange rate	6.5326	6.9762
Period average US$: CDN$ exchange rate	1.3409	1.3269
Period average US$: RMB exchange rate	6.8996	6.8967

The RMB is not freely convertible into foreign currency, and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in the translation.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to JLCY’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the amortization expense related to the estimated identifiable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between PLAG and JLCY at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the JLCY acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. Besides, JLCY may incur significant expenses for business development and expansion upon consummation of the JLCY acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

Entry No.	Description	Dr.	Cr.
1	Registered capital	9,280,493
2	Additional paid-in capital		10,837,572
3	Goodwill	3,191,897
4	Common stock		3,300

Issuance of shares under share exchange agreement for JLCY acquisition